EXCHANGE AGREEMENT and
                       SHAREHOLDER LOAN PURCHASE AGREEMENT


THIS AGREEMENT is made the 28th  day of April, 1999.


B E T W E E N:

         1276396 ONTARIO LTD.
         a corporation incorporated under the laws of the Province of Ontario (herein called the "Vendor")

         - and -

         INTERNATIONAL MENU SOLUTIONS INC.,
         a corporation incorporated under the laws of the Province of Ontario (herein called the "Purchaser")


RECITALS:

A. The Vendor is the beneficial and registered owner of 10 common shares (herein called the "Purchased Shares") of Norbakco Ltd. (herein called the "Corporation");

B. The Vendor wishes to sell and the Purchaser wishes to purchase the Purchased Shares;

C. The Vendor has made shareholder loans to the Corporation in the amount of $35,000.00 (herein called the "Shareholder Loan");

D. The Vendor wishes to sell and the Purchaser wishes to purchase the Shareholder Loan.

     E. The Vendor and the Purchaser wish to make an election under subsection 85(1) of the Income Tax Act (Canada) (the "Tax Act") in respect of the Purchased Shares.

     NOW THEREFORE in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Purchase and Sale. The Vendor agrees to sell and the Purchaser agrees to purchase all of the Vendor's right, title and interest in and to the Purchased Shares and the Shareholder Loan on the terms and conditions contained herein.

2. Purchase Price. The purchase price of the Purchased Shares shall be equal to the fair market value of the Purchased Shares at the date hereof (the "Fair

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                                                                          Page 2

Market Value"), which Fair Market Value is set out in the attached Schedule A (the "Purchase Price"). The Purchase Price shall be satisfied by the allotment and issuance by the Purchaser to the Vendor of 3,000 Class X shares in the capital stock of the Purchaser (the "Share Amount").

The purchase price of the Shareholder Loan shall be the principal amount of the loan namely $35,000.00.

3. Election. The parties agree to co-operate in good faith with each other and their respective legal advisors, accountants and other representatives in connection with any steps required to be taken in connection with this Agreement, including, without limitation, in connection with any filing necessary pursuant to the Tax Act (including without limitation, joint elections pursuant to Section 85(1) thereof in respect of the Share Amount received by the Vendor).

4. Vendor's Representations and Warranties. The Vendor represents and warrants to the Purchaser that:

     (a) the Vendor beneficially owns the Purchased Shares and the Shareholder Loan free and clear of all charges, security interests, pledges, demands and other encumbrances and has the exclusive right and full power to sell, assign and transfer the Purchased Shares and the Shareholder Loan to the Purchaser;

     (b) no person, firm or corporation has any agreement, option or any right capable of becoming an agreement or option for the acquisition from the Vendor of any of the Purchased Shares or the Shareholder Loan; and

     (c) the Vendor is not a non-resident of Canada within the meaning of the Tax Act.

5. Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Vendor as follows:

     (a) the Purchaser is duly incorporated and validly subsisting under the laws of the Province of Ontario;

     (b) the Purchaser has been duly authorized to enter into the transaction herein;

     (c) the shares to be issued to the Vendor pursuant to this agreement have been duly authorized;

     (d) the issuance of the shares to the Vendor pursuant to this agreement will not result in the breach of any instrument, agreement or licence to which the Purchaser is a party or by which it is bound or of any shareholder agreement;

     (e) the Purchaser is not a non-Canadian within the meaning of the Investment Canada Act (Canada); and


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                                                                          Page 3


     (f)  the Purchaser is not a non-resident within the meaning of the Tax Act.

6.   Completion  of  the   Transaction.   This  agreement   shall  be  completed
contemporaneously with the execution hereof at which time the following shall occur:

     (a) the Vendor shall execute and deliver to the Purchaser all such documents, certificates and instruments and do all such other acts and things as the Purchaser may consider necessary or desirable, acting reasonably, to effectively transfer and assign the Purchased Shares to the Purchaser and to deliver possession thereof to the Purchaser;

     (b) the Purchaser shall issue to the Vendor 3,000 Class X shares in the capital stock of the Purchaser.;

     (c) the Purchaser shall deliver to the Vendor a certified cheque in the amount of $35,000.00 (Canadian);

     (d) the Corporation and the Vendor will sign a letter to confirm in writing the employment arrangements with respect to the Vendor's employment with the Corporation; and

     (e) the Vendor shall have the option to acquire for the aggregate amount of $1.00, 3,000 Class N shares in the capital stock of International Menu Solutions Corporation (herein called "IMSC"), which shares are voting non-equity shares.

So long as the option for the Class N shares has not been exercised, one Class X share in the capital stock of the Purchaser may be exchanged for one common share of IMSC. In the event that the Vendor exercises the option to acquire the 3,000 Class N shares as provided above, then thereafter, one Class X share together with one Class N share may be exchanged for one common share in the capital stock of IMSC.

7. Survival of Representations and Warranties. The representations, warranties and covenants contained in this agreement shall survive the completion of the transaction contemplated hereby and, notwithstanding such completion, shall continue in full force and effect from and after the date hereof.

8. First Right of Refusal. In the event that the Vendor wishes to sell the shares acquired by the Vendor pursuant to this Agreement (or any shares acquired upon an exchange of such shares), the Vendor shall first advise the President of the Purchaser and will give consideration to selling such shares to the Purchaser if the Purchaser wishes to purchase such shares. . If the Purchaser does not accept the offer to purchase the shares that the Vendor is offering for sale within seven (7) days of receipt of written notice given by the Vendor to the Purchaser, then the Vendor shall have the right to sell such shares at or above such price during the 90 day period following the last day of the said seven (7) day period. In the event that the Vendor then wishes to sell such shares at a lesser price, the first right of refusal shall again apply.


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                                                                          Page 4

9. Further Assurances. Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereby may reasonably require from time to time for the purpose of giving effect to this agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this agreement.

10.  Enurement.  This  agreement  shall be binding  upon and shall  enure to the
benefit  of  the  parties  hereto  and  their   respective   heirs,   executors,
administrators, successors and permitted assigns.

11. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

12. Counterparts. This agreement may be executed by facsimile and in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

13. Legal Advice. The Vendor hereby represents and warrants to the Purchaser and acknowledges and agrees that it had the opportunity to seek and was not prevented nor discouraged by the Purchaser from seeking independent legal advice prior to the executive and delivery of this agreement and that, in the event that it did not avail itself of that opportunity prior to signing this agreement, it did so voluntarily without any undue pressure and agrees that its failure to obtain independent legal advice shall not be used by it as a defence to the enforcement of its obligations under this agreement.

     IN WITNESS WHEREOF the parties hereto have executed this agreement.


                                       1276396 ONTARIO LTD.


                                       Per: /s/ Walter Vas
                                            ---------------------------------

                                       Title:  President
                                               ------------------------------


                                       INTERNATIONAL MENU SOLUTIONS INC.



                                       Per:  /s/ Michael Steele
                                             --------------------------------
                                                Michael A. Steele, President



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                                                                          Page 5



                                   SCHEDULE A
                                Fair Market Value

o    $5,250.00 CDN